Exhibit 21
SUBSIDIARIES OF GLADSTONE LAND CORPORATION
Arizona
East Shelton Road, LLC
Reagan Road Willcox, LLC
California
Bear Mountain Arvin, LP
Broadway Road Moorpark, LLC
Calaveras Avenue Coalinga, LP
Central Avenue Kerman, LP
Dalton Lane Watsonville, LLC
Diego Ranch Stanislaus, LP
Dufau Road Oxnard, LP
Espinosa Road Salinas, LP
Natividad Road Salinas, LLC
Naumann Road Oxnard, LP
Nevada Ranch Merced, LP
San Andreas Road Watsonville, LLC
Santa Clara Avenue Oxnard, LP
Spring Valley Road Watsonville, LP
Sycamore Road Arvin, LP
West Beach Street Watsonville, LLC
West Gonzales Road Oxnard, LLC
Colorado
Baca County Edler, LLC
Gunbarrel Road Alamosa. LLC
Horse Creek Baca, LLC
Delaware
Gladstone California Farmland GP, LLC
Gladstone Land Advisers, Inc.
Gladstone Land Limited Partnership
Gladstone Land Partners, LLC
Gladstone Lending Company, LLC
Florida
Colding Loop Road Wimauma, LLC
Corbitt Road Immokalee, LLC
Immokalee Exchange, LLC
Keysville Road Plant City, LLC
Lithia Road Plant City, LLC
McIntosh Road Dover, LLC
Orange Avenue Fort Pierce, LLC
Parrish Road Duette, LLC
Trapnell Road Plant City, LLC
Wauchula Road Duette, LLC
Michigan
20th Avenue South Haven, LLC
38th Avenue Covert, LLC

Nebraska
Holt County Stuart, LLC
Rock County Bassett, LLC
Oregon
Collins Road Clatskanie, LLC
Oregon Trail Highway, LLC
Sequoia Street Brooks, LLC